UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

Lipella Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	005-93847	20-2388040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Susquehanna St., Suite 505 Pittsburgh, PA	15208
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (412) 894-1853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2025, Lipella Pharmaceuticals Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), received a letter (the “Letter”) from the Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”), dated June 17, 2025, indicating that the Panel has determined to delist the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5100, which permits Nasdaq to use its discretionary authority for public interest concerns, due to the Company’s non-compliance with (i) Nasdaq Listing Rule 5635(d), which requires prior shareholder approval for the issuance, other than in a public offering, of 20% or more of a company’s outstanding shares at a per share price less than the Minimum Price (as defined in such rule), and (ii) Nasdaq Listing Rule 5640, which prohibits voting rights of existing shareholders from being disparately reduced or restricted. The Letter cited the Company’s issuance of shares of its Series C voting convertible preferred stock and warrants to the Company’s placement agent, consultant and advisor in connection with certain private placement transactions completed between December 2024 and March 2025 as the reason for such non-compliance and Nasdaq’s determination.

The Common Stock has been suspended as of the open of trading on June 20, 2025. The Company expects that a Form 25 will be filed with the U.S. Securities and Exchange Commission (the “SEC”) to remove the Common Stock from listing on the Nasdaq Capital Market. The Common Stock is currently quoted on the Pink Market operated by OTC Markets Group Inc. under its existing symbol “LIPO” as of June 20, 2025.

Item 7.01 Regulation FD Disclosure

On June 20, 2025, the Company issued a press release announcing the Panel’s decision to delist the Common Stock from the Nasdaq Capital Market. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

The information set forth in Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any of the Company’s filings with the SEC under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those related to Nasdaq’s determination to delist the Common Stock or with respect to the Company’s exploration of all markets and commitment to list its Common Stock, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including risks related to such delisting determination and the Company’s ability to list its Common Stock, and other risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025	Lipella Pharmaceuticals Inc.

	By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman Title: Chief Executive Officer

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